Managed Portfolio Series
A Delaware Statutory Trust

AMENDED AND RESTATED AGREEMENT
AND DECLARATION OF TRUST

May 4, 2011

MANAGED PORTFOLIO SERIES
TABLE OF CONTENTS

ARTICLE I:	NAME AND DEFINITIONS	1

Section 1.	Name	1
Section 2.	Definitions	1

ARTICLE II:	PURPOSE OF TRUST	2

ARTICLE III:	SHARES	2

Section 1.	Division of Beneficial Interest	2
Section 2.	Ownership of Shares	3
Section 3.	Investments in the Trust	3
Section 4.	Status of Shares and Limitation of Personal Liability	3
Section 5.	Establishment and Designation of Series	4

ARTICLE IV:	THE BOARD OF TRUSTEES	7

Section 1.	Number, Election and Tenure	7
Section 2.	Effect of Death, Resignation, etc. of a Trustee	7
Section 3.	Powers	7
Section 4.	Payment of Expenses by the Trust	10
Section 5.	Payment of Expenses by Shareholders	10
Section 6.	Ownership of Assets of the Trust	10
Section 7.	Service Contracts	11

ARTICLE V:	SHAREHOLDERS’ VOTING POWERS AND MEETINGS	12

Section 1.	Voting Powers	12
Section 2.	Voting Power and Meetings	12
Section 3.	Quorum and Required Vote	12
Section 4.	Record Dates	13
Section 5.	Additional Provisions	13

ARTICLE VI:	NET ASSET VALUE, DISTRIBUTIONS, AND REDEMPTIONS	13

Section 1.	Determination of Net Asset Value, Net Income, and Distributions	13
Section 2.	Record Date for Dividends and Distributions	13
Section 3.	Redemptions and Repurchases	13
Section 4.	Redemptions at the Option of the Trust	14
Section 5.	Suspension of the Right of Redemption	14
Section 6.	Redemption of Shares in Order to Qualify as Regulated Investment Company	14

ARTICLE VII:	COMPENSATION AND LIMITATION OF LIABILITY OF TRUSTEES	15

Section 1.	Compensation.	15
Section 2.	Limitation of Liability.	15
Section 3.	Fiduciary Duty	15

ARTICLE VIII:	MISCELLANEOUS	17

Section 1.	Liability of Third Persons Dealing with Trustees.	17

AMENDED AND RESTATED AGREEMENT AND DECLARATION OF TRUST

OF

Managed Portfolio Series

WHEREAS, THIS AMENDED AND RESTATED AGREEMENT AND DECLARATION OF TRUST is made and entered into as of the date set forth below by the Trustees named hereunder for the purpose of continuing a Delaware statutory trust in accordance with the provisions hereinafter set forth; and

WHEREAS, a Delaware statutory trust was formed on January 27, 2011 pursuant to the filing of the Certificate of Trust (as hereinafter defined) and the entering into of an Agreement and Declaration of Trust, dated as of January 25, 2011 (the “Original Trust Agreement”); and

WHEREAS, the undersigned Trustees hereby amend and restate the Original Trust Agreement in its entirety as provided herein;

NOW, THEREFORE, do hereby declare that the Trustees will hold IN TRUST all cash, securities and other assets which the Trust now possesses or may hereafter acquire from time to time in any manner and manage and dispose of the same upon the holders of Shares in the Trust.

 ARTICLE I:       Name and Definitions

Section 1.       Name.  The name of the Trust shall be “Managed Portfolio Series” and the Trustees shall conduct the business of the Trust under that name or any other name as they may from time to time determine.

Section 2.       Definitions.  Whenever used herein, unless otherwise required by the context or specifically provided:

(a)      The “1940 Act” refers to the Investment Company Act of 1940 and the Rules and Regulations thereunder, all as amended from time to time;

(b)      “Bylaws” shall mean the Bylaws of the Trust as amended from time to time, which together with this Amended and Restated Agreement and Declaration of Trust, shall constitute the governing instrument of the Trust;

(c)  The terms “Commission” and “Principal Underwriter” shall have the meanings given them in the 1940 Act;

(d)  “Delaware Act” refers to Chapter 38 of Title 12 of the Delaware Code entitled “Treatment of Delaware Statutory Trusts,” as amended from time to time;

(e)  “Declaration of Trust” shall mean this Amended and Restated Agreement and Declaration of Trust, as amended or restated from time to time;

(f)       The term “Interested Person” has the meaning given it in Section 2(a)(19) of the 1940 Act;

(g)  “Investment Manager”, “Manager”, or “Administrator” means a party furnishing services to the Trust pursuant to any contract described in Article IV, Section 7(a) hereof;

(h)       “Net Asset Value” means the net asset value of each Series of the Trust determined in the manner provided in Article VI, Section 1;

(i)        “Outstanding Shares” means those Shares shown from time to time in the books of the Trust or its transfer agent as then issued and outstanding, but shall not include Shares which have been redeemed or repurchased by the Trust and which are at the time held in the treasury of the Trust;

(j)        “Person” has the meaning given in Section 3801(f) of the Delaware Act;

(k)       “Series” refers to each Series of Shares established and designated under or in accordance with the provisions of Article III and 3806(b)(2) of the Delaware Act;

(l)        “Shareholder” means a record owner of Outstanding Shares of the Trust;

(m)      “Shares” means the shares of beneficial interest into which the beneficial interest in the Trust or in each Series of the Trust or class thereof shall be divided from time to time and includes fractions of Shares as well as whole Shares;

(n)  The “Trust” refers to Managed Portfolio Series, the Delaware statutory trust continued by this Declaration of Trust;

(o)  “Trustees” refers to the person or persons who have signed this Declaration of Trust, so long as they continue in office in accordance with the terms hereof, and all other persons who may from time to time be duly elected or appointed to serve on the Board of Trustees in accordance with the provisions of Article IV hereof, and reference herein to a Trustee or the Trustees shall refer to such person or persons in their capacity as trustees hereunder;

(p)  The “Trust Property” means any and all property, real or personal, tangible or intangible, which is owned or held by or for the account of the Trust or any Series thereof, or by the Trustees on behalf of the Trust or any Series.

 ARTICLE II:      Purpose of Trust

The purpose of the Trust is to conduct, operate and carry on the business of a management investment company registered under the 1940 Act through one or more Series investing primarily in securities.

ARTICLE III:     Shares

Section 1.       Division of Beneficial Interest. The beneficial interest in the Trust shall at all times be divided into an unlimited number of Shares, with no par value per Share.  All Shares when issued hereunder on the terms determined by the Trustees shall be fully paid and non-assessable.  As permitted by Sections 3806(b)(1) and 3806(b)(2) of the Delaware Act, the Trustees may authorize the division of Shares into separate Series and the division of Series into separate classes of Shares without the vote of Shareholders.  The different Series shall be established and designated, and the variations in the relative rights and preferences as between the different Series shall be fixed and determined, by the Trustees.  If only one or no Series (or classes) shall be established, the Shares shall have the rights and preferences provided for herein and in Article III, Section 6 hereof to the extent relevant and not otherwise provided for herein, and all references to Series (and classes) shall be construed (as the context may require) to refer to the Trust.

Subject to the provisions of Section 6 of this Article III, each Share shall have voting rights as provided in Article V hereof, and holders of the Shares of any Series shall be entitled to receive dividends and distributions, when, if and as declared with respect thereto in the manner provided in Article VI, Section 1 hereof.  No Shares shall have any priority or preference over any other Share of the same Series with respect to dividends or distributions upon termination of the Trust or of such Series made pursuant to Article VIII, Section 2 hereof.  All dividends and distributions shall be made ratably among all Shareholders of a particular (class of a particular) Series from the assets held with respect to such Series according to the number of Shares of such (class of such) Series held of record by such Shareholder on the record date for any dividend or distribution or on the date of termination, as the case may be.  Shareholders shall have no preemptive or other right to subscribe to any additional Shares or other securities issued by the Trust or any Series.  The Trustees may from time to time divide or combine the Shares of any particular Series into a greater or lesser number of Shares of that Series without thereby materially changing the proportionate beneficial interest of the Shares of that Series in the assets held with respect to that Series or materially affecting the rights of Shares of any other Series.

Section 2.      Ownership of Shares.  The ownership of Shares shall be recorded on the books of the Trust or a transfer or similar agent for the Trust, which books shall be maintained separately for the Shares of each Series (or class).  No certificates certifying the ownership of Shares shall be issued except as the Board of Trustees may otherwise determine from time to time.  The Trustees may make such rules as they consider appropriate for the transfer of Shares of each Series (or class) and similar matters.  The record books of the Trust as kept by the Trust or any transfer or similar agent, as they case may be, shall be conclusive as to who are the Shareholders of each Series (or class) and as to the number of Shares of each Series (or class) held from time to time by each.

Section 3.     Investments in the Trust.  Investments may be accepted by the Trust from such Persons, at such times, on such terms, and for such consideration as the Trustees from time to time may authorize.

Section 4.      Status of Shares and Limitation of Personal Liability.  Shares shall be deemed to be personal property giving only the rights provided in this instrument.  Every Shareholder by virtue of having become a Shareholder shall be held to have expressly assented and agreed to the terms hereof and to have become a party hereto.  The death of a Shareholder during the existence of the Trust shall not operate to terminate the Trust, nor entitle the representative of any deceased Shareholder to an accounting or to take any action in court or elsewhere against the Trust or the Trustees, but entitles such representative only to the rights of said deceased Shareholder under this Trust.  Ownership of Shares shall not entitle the Shareholder to any title in or to the whole or in part of the Trust property or right to call for a partition or division of the same or for an accounting, nor shall the ownership of Shares constitute the Shareholders as partners.  Shareholders shall be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware.  Neither the Trust nor the Trustees, nor any officer, employee nor agent of the Trust shall have any power to bind personally any Shareholders, nor, except as specifically provided herein, to call upon any Shareholder for the payment of any sum of money or assessment whatsoever other than such as the Shareholder may at any time personally agree to pay.

Section 5.      Establishment and Designation of Series.  Unless another time is specified by the Trustees, the establishment and designation of any Series or Class shall be effective upon the adoption of a resolution by the Trustees setting forth such establishment and designation and the preferences, powers, rights and privileges of the Shares of such Series or Class, whether directly in such resolution or by reference to, or approval of, another document that sets forth such relative rights and preferences of such Series (or Class) including, without limitation, any registration statement of the Trust, or as otherwise provided in such resolution.

Shares of each Series (or class) established pursuant to this Section 5, unless otherwise provided in the resolution establishing such Series, shall have the following relative rights and preferences:

Section 6.       Assets and Liabilities Held With Respect to a Particular Series.

(a)      Separate and distinct records shall be maintained by the Trust for each Series.  All consideration received by the Trust for the issue or sale of Shares of a particular Series, together with all assets in which such consideration is invested or reinvested, all income, earnings, profits, and proceeds thereof, including any proceeds derived from the sale, exchange or liquidation of such assets, and any funds or payments derived from any reinvestment of such proceeds in whatever form the same may be, shall be held in such separate and distinct records (directly or indirectly, including through a nominee or otherwise) and accounted for in such separate and distinct records separately from the other assets of the Trust and of every other Series and may be referred to herein as “assets belonging to” that Series.  The assets belonging to a particular Series shall belong to that Series for all purposes, and to no other Series, subject only to the rights of creditors of that Series.  In addition, any assets, income, earnings, profits or funds, or payments and proceeds with respect thereto, which are not readily identifiable as belonging to any particular Series shall be allocated by the Trustees between and among one or more of the Series in such manner as the Trustees, in their sole discretion, deem fair and equitable.  If there are Classes of Shares within a Series, the assets belonging to the Series shall be further allocated to each Class in the proportion that the ‘assets belonging to” the Class (calculated in the same manner as with determination of “assets belonging to" the Series) bears to the assets of all Classes within the Series.  Each such allocation shall be conclusive and binding upon the Shareholders of all Series and Classes for all purposes, and such assets, income, earnings, profits or funds, or payments and proceeds with respect thereto shall be assets belonging to that Series or Class, as the case may be.  The assets belonging to a particular Series and Class shall be so recorded upon the books of the Trust and shall be held by the Trustees in trust for the benefit of the holders of Shares of that Series or Class, as the case may be.

(b       The assets belonging to each Series shall be charged with the liabilities of that Series and all expenses, costs, charges and reserves attributable to that Series.  Any general liabilities, expenses, costs, charges or reserves of the Trust which are not readily identifiable as belonging to any particular Series shall be allocated and charged by the Trustees between or among any one or more of the Series in such manner as the Trustees in their sole discretion deem fair and equitable.  Each such allocation shall be conclusive and binding upon the Shareholders of all Series for all purposes.  The liabilities, expenses, costs, charges and reserves allocated and so charged to a Series are herein referred to as “liabilities belonging to” that Series.  Except as provided in the next two sentences or otherwise required or permitted by applicable law or any rule or order of the Commission, the liabilities belonging to such Series shall be allocated to each Class of a Series in the proportion that the assets belonging to such Class bear to the assets belonging to all Classes in the Series.  To the extent permitted by rule or order of the Commission, the Trustees may allocate all or a portion of any liabilities belonging to a Series to a particular Class or Classes as the Trustees may from time to time determine is appropriate.  In addition, all liabilities, expenses, costs, charges and reserves belonging to a Class shall be allocated to such Class.

(c)       Without limitation of the foregoing provisions of this Section, but subject to the right of the Trustees in their discretion to allocate general liabilities, expenses, costs, charges or reserves as herein provided, the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to a particular Series shall be enforceable against the assets belonging to such Series only, and not against the assets of the Trust generally or any other Series.  Notice of this limitation on inter-Series liabilities shall be set forth in the certificate of trust of the Trust (whether originally or by amendment) as filed or to be filed in the Office of the Secretary of State of the State of Delaware pursuant to the DelawareAct, and upon the giving of such notice in the certificate of trust, the statutory provisions of Section 3804 of the Act relating to limitations on inter-Series liabilities (and the statutory effect under Section 3804 of setting forth such notice in the certificate of trust) shall become applicable to the Trust and each Series.  Any person extending credit to, contracting with or having any claim against the Trust with respect to a particular Series may satisfy or enforce any debt, liability, obligation or expense incurred, contracted for or otherwise existing with respect to that Series from the assets of that Series only.  No Shareholder or former Shareholder of any Series shall have a claim on or any right to any assets allocated or belonging to any other Series.

(d)  If, notwithstanding the provisions of this Section, any liability properly charged to a Series or Class is paid from the assets of another Series or Class, the Series or Class from whose assets the liability was paid shall be reimbursed from the assets of the Series or Class to which such liability belonged.

Section 7.      Dividends,    Distributions,    Redemptions,    and    Repurchases.  Notwithstanding any other provisions of this Declaration of Trust, including, without limitation, Article VI, no dividend or distribution including, without limitation, any distribution paid upon termination of the Trust or of any Series (or class) with respect to, nor any redemption or repurchase of, the Shares of any Series (or class) shall be effected by the Trust other than from the assets held with respect to such Series. No Shareholder of any particular Series shall otherwise have any right or claim against the assets held with respect to any other Series except to the extent that such Shareholder has such a right or claim hereunder as a Shareholder of such other Series.  The Trustees shall have full discretion, to the extent not inconsistent with the 1940 Act, to determine which items shall be treated as income and which items as capital; and each such determination and allocation shall be conclusive and binding upon the Shareholders.

Section 8.      Voting.  All Shares of the Trust entitled to vote on a matter shall vote separately by Series (and, if applicable, by class).  There are, however, two exceptions to voting by separate Series (or classes).  First, if the 1940 Act requires all Shares of the Trust to be voted in the aggregate without differentiation between the separate Series (or classes),  then all the Trust’s Shares shall be entitled to vote on a one-vote-per-Share basis.  Second, if any matter affects only the interests of some but not all Series (or classes), then, to the extent Shareholders have the right to vote on such matter, only the Shareholders of such affected Series (or classes) shall be entitled to vote on the matter.

Section 9.      Equality.  All the Shares of each particular Series shall represent an equal proportionate interest in the assets held with respect to that Series (subject to the liabilities held with respect to that Series and such rights and preferences as may have been established and designated with respect to classes of Shares with such Series), and each Share of any particular Series shall be equal to each other Share of that Series.

Section 10.    Fractions.  Any fractional Share of a Series shall carry proportionately all the rights and obligations of a whole share of that Series, including rights with respect to voting, receipt of dividends and distributions, redemption of Shares and termination of the Trust.

Section 11.    Exchange Privilege.  The Trustees shall have the authority to provide from time to time that the holders of Shares of any Series or Class shall have the right to convert or exchange said Shares for or into Shares of one or more other Series or Classes or for interests in one or more other trusts, corporations, or other business entities (or a series or class of any of the foregoing) in accordance with such requirements and procedures as may be established by the Trustees from time to time.

Section 12.    Combination of Series.  The Trustees shall have the authority, without the approval of the Shareholders of any Series unless otherwise required by the 1940 Act, to combine the assets and liabilities held with respect to any two or more Series into assets and liabilities held with respect to a single Series.

Section 13.     Derivative Actions.

(a)  No person, other than a Trustee, who is not a Shareholder of a particular Series or Class shall be entitled to bring any derivative action, suit or other proceeding on behalf of the Trust with respect to such Series or Class.  No Shareholder of a Series or a Class may maintain a derivative action on behalf of the Trust with respect to such Series or Class unless holders of a least ten percent (10%) of the outstanding Shares of such Series or Class join in the bringing of such action.

(b)  In addition to the requirements set forth in Section 3816 of the Delaware Act, a Shareholder may bring a derivative action on behalf of the Trust with respect to a Series or Class only if the following conditions are met:  (i) the Shareholder or Shareholders must make a pre-suit demand upon the Trustees to bring the subject action unless an effort to cause the Trustees to bring such an action is not likely to succeed; and a demand on the Trustees shall only be deemed not likely to succeed and therefore excused if a majority of the Trustees, or a majority of any committee established to consider the merits of such action, has a personal financial interest in the transaction at issue, and a Trustee shall not be deemed interested in a transaction or otherwise disqualified from ruling on the merits of a Shareholder demand by virtue of the fact that such Trustee receives remuneration for his service as a Trustee of the Trust or as a trustee or director of one or more investment companies that are under common management with or otherwise affiliated with the Trust; and (ii) unless a demand is not required under clause (i) of this paragraph, the Trustees must be afforded a reasonable amount of time to consider such Shareholder request and to investigate the basis of such claim; and the Trustees shall be entitled to retain counsel or other advisors in considering the merits of the request and may require an undertaking by the Shareholders making such request to reimburse the Trust for the expense of any such advisors in the event that the Trustees determine not to bring such action.  For purposes of this Section 13, the Trustees may designate a committee of two or more Trustees to consider a Shareholder demand if necessary to create a committee with a majority of Trustees who do not have a personal financial interest in the transaction at issue.

ARTICLE IV:     The Board of Trustees

Section 1.       Number, Election and Tenure.  The number of Trustees constituting the Board of Trustees shall be fixed from time to time by a written instrument signed, or by resolution approved at a duly constituted meeting, by a majority of the Board of Trustees, provided, however, that the number of Trustees shall in no event be less than one (1) nor more than fifteen (15).  Subject to the requirements of the 1940 Act, the Board of Trustees, by action of a majority of the then acting Trustees at a duly constituted meeting, may fill vacancies in the Board of Trustees or remove Trustees with or without cause.  Each Trustee shall serve during the continued lifetime of the Trust until he dies, resigns, is declared bankrupt or incompetent by a court of appropriate jurisdiction, or is removed, or, if sooner, until the next meeting of Shareholders called for the purpose of electing Trustees and until the election and qualification of his successor.  Any Trustee may resign at any time by written instrument signed by him and delivered to any officer of the Trust or to a meeting of the Trustees.  Such resignation shall be effective upon receipt unless specified to be effective at some other time.  Except to the extent expressly provided in a written agreement with the Trust, no Trustee resigning and no Trustee removed shall have any right to any compensation for any period following his resignation or removal, or any right to damages on account of such removal.  Any Trustee may be removed at any meeting of Shareholders by a vote of two-thirds of the outstanding Shares of the Trust.  A meeting of Shareholders for the purpose of electing or removing one or more Trustees may be called (i) by the Trustees upon their own vote, or (ii) upon the demand of Shareholders owning 10% or more of the Shares of the Trust in the aggregate.

Section 2.       Effect of Death, Resignation, etc. of a Trustee.  The death, declination, resignation, retirement, removal, or incapacity of one or more Trustees, or all of them, shall not operate to annul the Trust or to revoke any existing agency created pursuant to the terms of this Declaration of Trust.  Whenever a vacancy in the Board of Trustees shall occur, until such vacancy is filled as provided in Article IV, Section 1, the Trustees in office, regardless of their number, shall have all the powers granted to the Trustees and shall discharge all the duties imposed upon the Trustees by the Declaration of Trust.  As conclusive evidence of such vacancy, a written instrument certifying the existence of such vacancy may be executed by an officer of the Trust or by a majority of the Board of Trustees.  In the event of the death, declination, resignation, retirement, removal, or incapacity of all the then Trustees within a short period of time and without the opportunity for at least one Trustee being able to appoint additional Trustees to fill vacancies, the Trust’s officers or Investment Manager(s) are empowered to appoint new Trustees subject to the provisions of Section 16(a) of the 1940 Act.

Section 3.       Powers.  Subject to the provisions of this Declaration of Trust, the business of the Trust shall be managed by the Board of Trustees, and such Board shall have all powers necessary or convenient to carry out that responsibility.  The Trustees shall have full power and authority to do any and all acts and to make and execute any and all contracts and instruments that they may consider necessary or appropriate in connection with the management of the Trust.   The Trustees shall have authority and power to make any and all investments which they, in their sole discretion, shall deem proper to accomplish the purpose of this Trust without recourse to any court or other authority, and in the exercise of that authority, shall not in any way be bound or limited by present or future laws or customs in regard to trust investments.  Without limiting the foregoing, the Trustees have the power and authority:

(a)  To invest and reinvest cash, to hold cash uninvested, and to subscribe for, invest in, reinvest in, purchase or otherwise acquire, own, hold, pledge, sell, assign, transfer, exchange, distribute, write options on, lend or otherwise deal in or dispose of contracts for the future acquisition or delivery of fixed income or other securities, and securities of every nature and kind, including, without limitation, all types of bonds, debentures, stocks, negotiable or non-negotiable instruments, obligations, evidences of indebtedness, certificates of deposit or indebtedness, commercial paper, repurchase agreements, bankers’ acceptances, and other securities of any kind, issued, created, guaranteed, or sponsored by any and all Persons, including, without limitation, states, territories, and possessions of the United States and District of Columbia and any political subdivision, agency, or instrumentality thereof, any foreign government or any political subdivision of the U.S. government or any foreign government, or any international instrumentality, or by any bank or savings institution, or by any corporation or organization organized under the laws of the United States or of any state, territory, or possession thereof, or by any corporation or organization organized under any foreign law, or in “when issued” contracts for any such securities, to change the investments of the assets of the Trust; and to exercise any and all rights, powers, and privileges of ownership or interest in respect of any and all such investments of every kind and description, including, without limitation, the right to consent and otherwise act with respect thereto, with power to designate one or more Persons, to exercise any of said rights, powers, and privileges in respect of any of said instruments;

(b)  To sell, exchange, lend, pledge, mortgage, hypothecate, lease or write options with respect to or otherwise deal in any property rights relating to any or all of the assets of the Trust or any Series;

(c)       To vote or give assent, or exercise any rights of ownership, with respect to stock or other securities or property, and to execute and deliver proxies or powers of attorney to such person or persons as the Trustees shall deem proper, granting to such person or persons such power and discretion with relation to securities or property as the Trustees shall deem proper;

(d)  To exercise powers and right of subscription or otherwise which in any manner arise out of ownership of securities;

(e)  To hold any security or property in a form not indicating any trust, whether in bearer, unregistered or other negotiable form, or in its own name or in the name of a custodian or subcustodian or a nominee or nominees or otherwise;

(f)       To adopt Bylaws not inconsistent with this Declaration of Trust providing for the regulation and management of the affairs of the Trust and may amend and repeal them to the extent that such Bylaws do not reserve that right to the Shareholders;

(g)  To elect and remove, with or without cause, such officers and appoint and terminate such agents as they consider appropriate;

(h)  To establish and terminate one or more committees, which shall  consist of two or more Trustees appointed by the Board which may exercise the powers and authority of the Board of Trustees to the extent that the Trustees determine;

(i)  To employ one or more banks, trust companies or companies that are members of a national securities exchange or such other entities as the Commission may permit as custodians of any assets of the Trust;

(j)  To retain a transfer agent or a Shareholder servicing agent, or both; provide for the issuance and distribution of Shares by the Trust directly or through one or more Principal Underwriters or otherwise;

(k)  To redeem, repurchase and transfer Shares pursuant to the terms of this Declaration of Trust;

(l)       To set record dates for the determination of Shareholders with respect to various matters; declare and pay dividends and distributions to Shareholders of each Series from the assets of such Series;

(m)     To delegate such authority as they consider desirable to any officer of the Trust, to any committee of the Trustees, to any agent or employee of the Trust or to any investment adviser, manager, administrator, custodian, Transfer or Shareholder servicing agent, or Principal Underwriter  of the Trust, and to any other agent, employee, or independent contractor of the Trust;

(n)  To consent to or participate in any plan for the reorganization, consolidation or merger of any corporation or issuer of any security which is held in the Trust; to consent to any contract, lease, mortgage, purchase or sale of property by such corporation or issuer; and to pay calls or subscriptions with respect to any security held in the Trust;

(o)  To join with other security holders in acting through a committee, depositary, voting trustee or otherwise, and in that connection to deposit any security with, or transfer any security to, any such committee, depositary or trustee, and to delegate to them such power and authority with relation to any security (whether or not so deposited or transferred) as the Trustees shall deem proper, and to agree to pay, and to pay, such portion of the expenses and compensation of such committee, depositary or trustee as the Trustees shall deem proper;

(p)  To compromise, arbitrate or otherwise adjust claims in favor of or against the Trust or any matter in controversy, including but not limited to claims for taxes;

(q)  To enter into joint ventures, general or limited partnerships and any other combination or associations;

(r)       To borrow funds or other property in the name of the Trust exclusively for Trust purposes;

(s)      To endorse or guarantee the payment of any notes or other obligations of any Person; to make contracts of guaranty or suretyship, or otherwise assume liability for payment thereof;

(t)       To purchase and pay for entirely out of Trust Property such insurance as the Trustees may deem necessary or appropriate for the conduct of the business, including, without limitation, insurance policies insuring the assets of the Trust or payment of distributions and principal on its portfolio investments, and insurance policies insuring the Shareholders, Trustees, officers, employees, agents, investment advisers, principal underwriters, or independent contractors of the Trust, individually against all claims and liabilities of every nature arising by reason of holding Shares, holding, being or having held any such office or position, or by reason of any action alleged to have been taken or omitted by any such Person as Trustee, officer, employee, agent, investment adviser, principal underwriter, or independent contractor, including any action taken or omitted that may be determined to constitute negligence, whether or not the Trust would have the power to indemnify such Person against liability;

(u)  To adopt, establish and carry out pension, profit-sharing, share bonus, share purchase, savings, thrift and other retirement, incentive and benefit plans, trusts and provisions, including the purchasing of life insurance and annuity contracts as a means of providing such retirement and other benefits, for any or all of the Trustees, officers, employees and agents of the Trust; and

(v)  To carry on any other business in connection with or incidental to any of the foregoing powers, to do everything necessary, suitable or proper for the accomplishment of any purpose or the attainment of any object or the furtherance of any power hereinbefore set forth, either alone or in association with others, and to do every other act or thing incidental or appurtenant to or growing out of or connected with the aforesaid business or purposes, objects or powers.

Any determination as to what is in the interests of the Trust made by the Trustees in good faith shall be conclusive.  In construing the provisions of this Declaration of Trust, the presumption shall be in favor of a grant of power to the Trustees.  Unless otherwise specified or required by the 1940 Act, any action by the Board of Trustees shall be deemed effective if approved or taken by a majority of the Trustees then in office.

The Trust shall not be limited to investing in obligations maturing before the possible termination of the Trust or one or more of its Series.

Section 4.       Payment of Expenses by the Trust.  The Trustees are authorized to pay or cause to be paid out of the principal or income of the Trust or the appropriate Series, or partly out of the principal and partly out of income, as they deem fair, all expenses, fees, charges, taxes and liabilities incurred or arising in connection with the Trust or Series, or in connection with the management thereof, including, but not limited to, the Trustees’ compensation and such expenses and charges for the services of the Trust’s officers, employees, investment adviser or manager, principal underwriter, auditors, counsel, custodian, transfer agent, Shareholder servicing agent, and such other agents or independent contractors and such other expenses and charges as the Trustees may deem necessary or proper to incur.

Section 5.       Payment of Expenses by Shareholders.  The Trustees shall have the power, as frequently as they may determine, to cause each Shareholder, or each Shareholder of any particular Series, to pay directly, in advance or arrears, for charges of the Trust’s custodian or transfer, Shareholder servicing or similar agent, an amount fixed from time to time by the Trustees, by, and only by, setting off such charges due from such Shareholder from declared but unpaid dividends owed such Shareholder and/or by reducing the number of shares in the account of such Shareholder by that number of full and/or fractional Shares which represents the outstanding amount of such charges due from such Shareholder.

Section 6.       Ownership of Assets of the Trust.  Title to all of the assets of the Trust shall at all times be considered as vested in the Trust, except that the Trustees shall have power to cause legal title to any Trust Property to be held by or in the name of one or more of the Trustees, or in the name of the Trust, or in the name of any other Person as nominee, on such terms as the Trustees may determine.  The right, title and interest, if any, of the Trustees in the Trust Property shall vest automatically in each Person who may hereafter become a Trustee.  Upon the resignation, removal or death of a Trustee he shall automatically cease to have any right, title or interest in any of the Trust Property, and the right, title and interest, if any, of such Trustee in the Trust Property shall vest automatically in the remaining Trustees.  Such vesting and cessation of title shall be effective whether or not conveyancing documents have been executed and delivered.

Section 7.        Service Contracts.

(a)  Subject to such requirements and restrictions as may be set forth in the Bylaws, the Trustees may, at any time and from time to time, contract for exclusive or nonexclusive advisory, management and/or administrative services for the Trust or for any Series with any corporation, trust, association or other organization; and any such contract may contain such other terms as the Trustees may determine, including without limitation, authority for the Investment Manager or administrator to determine from time to time without prior consultation with the Trustees what portion, if any, of the assets of the Trust shall be held uninvested and to make changes in the Trust’s investments, or such other activities as may specifically be delegated to such party.

(b)  The Trustees may also, at any time and from time to time, contract with any corporation, trust, association or other organization, appointing it exclusive or nonexclusive distributor or Principal Underwriter for the Series of one or more of the Series (or classes) or other securities to be issued by the Trust.  Every such contract shall comply with such requirements and restrictions as may be set forth in the Bylaws; and any such contract may contain such other terms as the Trustees may determine.

(c)  The Trustees are also empowered, at any time and from time to time, to contract with any corporation, trusts, associations or other organizations, appointing it or them the custodian, transfer agent and/or Shareholder servicing agent for the Trust or one or more of its Series.  Every such contract shall comply with such requirements and restrictions as may be set forth in the Bylaws or stipulated by resolution of the Trustees.

(d)  The Trustees are further empowered, at any time and from time to time, to contract with any entity to provide such other services to the Trust or one or more of the Series, as the Trustees determine to be in the best interests of the Trust and the applicable Series.

(e)  The fact that:

(i)  any of the Shareholders, Trustees, or officers of the Trust is a shareholder, director, officer, partner, trustee, employee, Manager, adviser, Principal Underwriter, distributor, or affiliate or agent of or for any corporation, trust, association, or other organization, or for any parent or affiliate of any organization with which an advisory, management or administration contract, or principal underwriter’s or distributor’s contract, or transfer, Shareholder servicing or other type of service contract may have been or may hereafter be made, or that any such organization, or any parent of affiliate thereof, is a Shareholder or has interest in the Trust, or that

(ii)  any corporation, trust, association or other organization with which an advisory, management, or administration contract or principal underwriter’s or distributor’s contract, or transfer, Shareholder servicing or other type of service contract may have been or may hereafter be made also has an advisory, management or administration contract, or principal underwriter’s or distributor’s contract, or transfer, shareholder servicing or other service contract with one or more other corporations, trust, associations, or other organization, or has other business or interests, shall not affect the validity of any such contract or disqualify any Shareholder, Trustee or officer of the Trust from voting upon or executing the same, or create and liability or accountability to the Trust or its Shareholders, provided approval of each such contract is made pursuant to the requirements of the 1940 Act.

ARTICLE V:       Shareholders’ Voting Powers and Meetings

Section 1.       Voting Powers.  Subject to the provisions of Article III, Section 6(d), the Shareholders shall have power to vote only (i) for the election or removal of Trustees as provided in Article IV, Section 1, and (ii) with respect to such additional matters relating to the Trust as may be required by the Declaration of Trust, the Bylaws or any registration of the Trust with the Commission (or any successor agency), or as the Trustees may consider necessary or desirable.  Each whole Share shall be entitled to one vote and each fractional Share shall be entitled to a proportionate fractional vote.  There shall be no cumulative voting in the election of Trustees.  Shares may be voted in person or by proxy.  A proxy with respect to Shares held in the name of two or more persons shall be valid if executed by any one of them unless at or prior to the exercise of the proxy the Trust receives a specific written notice to the contrary from any one of them.  A proxy purporting to be executed by or on behalf of a Shareholder shall be deemed valid unless challenged at or prior to its exercise and the burden of proving invalidity shall rest on the challenger.

Section 2.       Voting Power and Meetings.  Meeting of the Shareholders may be called by the Trustees for the purposes of electing Trustees as provided in Article IV, Section 1 and for such other purposes as may be prescribed by law, by this Declaration of Trust or by the Bylaws.  Meetings of the Shareholders may also be called by the Trustees from time to time for the purposes of taking action upon any other matter deemed by the Trustees to be necessary or desirable.  Meetings of the Shareholders shall be called by any Trustee upon written request of Shareholders holding, in the aggregate, not less than 10% of the Shares, such request specifying the purpose or purposes for which such meeting is to be called.  A meeting of Shareholders may be held at any place designated by the Trustees.  Written notice of any meeting of Shareholders shall be given or caused to be given by the Trustees by mailing  such notice at least seven (7) days before such meeting, postage prepaid, stating the time and place of the meeting, to each Shareholder at the Shareholder’s address as it appears on the records of the Trust.  Whenever notice of a meeting is required to be given to a Shareholder under this Declaration of Trust or the Bylaws, a written waiver thereof, executed before or after the meeting by such Shareholder or his attorney thereunto authorized and filed with the records of the meeting, shall be deemed equivalent to such notice.

Section 3.       Quorum and Required Vote.  Except when a larger quorum is required by the 1940 Act, by the Bylaws or by this Declaration of Trust, one-third of the Shares entitled to vote shall constitute a quorum at a Shareholders’ meeting.  When any one or more Series (or classes) is to vote as a single class separate from any other Shares, one-third of the Shares of each such Series (or classes) entitled to vote shall constitute a quorum at a Shareholder’s meeting of that Series except when a larger quorum is required by the 1940 Act.  Any meeting of Shareholders may be adjourned from time to time by a majority of the votes properly cast upon the questions of adjourning to a meeting at another date and time, whether or not a quorum is present, and the meeting may be held as adjourned within a reasonable time after the date set forth for the original meeting without further notice.  Subject to the provisions of Article III, Section 6(d), when a quorum is present at any meeting, a majority of the Shares votes shall decide any questions and a plurality shall elect a Trustee, except when a larger vote is required by any provision of this Declaration of Trust or the Bylaws or by the 1940 Act.

Section 4.       Record Dates.  For the purposes of determining the Shareholders of any Series (or class) who are entitled to vote or act at any meeting or any adjournment thereof, the Trustees may from time to time fix a date, which shall not be more than ninety (90) days nor less than seven (7) days before the date of any meeting of Shareholders, as the record date for determining the Shareholders of such Series (or class) having the right to notice of and to vote at such meeting and any adjournment thereof, and in such case only Shareholders of record on such record date shall have such right, notwithstanding any transfer of shares on the books of the Trust after the record date.  Without fixing a record date the Trustees may for voting purposes close the register or transfer books for one or more Series for all or for any part of the period between a record date and a meeting of Shareholders.  Nothing in this Section shall be construed as precluding the Trustees from setting different record dates for different Series (or classes).

Section 5.        Additional Provisions.  The Bylaws may include further provisions for Shareholders’ votes and meeting and related matters.

ARTICLE VI:     Net Asset Value, Distributions, and Redemptions

Section 1.       Determination of Net Asset Value, Net Income, and Distributions. Subject to Article III, Section 6 hereof, the Trustees, in their absolute discretion, may prescribe and shall set forth in the Bylaws or in a duly adopted vote of the Trustees such bases and time for determining the per Share or net asset value of the Shares of any Series or net income attributable to the Shares of any Series, or the declaration any payment of dividends and distributions on the Shares of any Series, as they may deem necessary or desirable.

Section 2.       Record Date for Dividends and Distributions.  For the purpose of determining the Shareholders of any Series (or class) who are entitled to receive payment of any dividend or of any other distribution, the Trustees may from time to time fix a date, which shall be before the date for the payment of such dividend or such other payment, as the record date for determining the Shareholders of such Series (or class) having the right to receive such dividend or distribution.  Without fixing a record date the Trustees may for distribution purposes close the register or transfer books for one or more Series for all or for any part of the period between a record date and the payment of a dividend or distribution.  Nothing in this Section shall be construed as precluding the Trustees from setting different record dates for different Series (or classes).

Section 3.       Redemptions and Repurchases.  The Trust shall purchase such Shares as are offered by any Shareholder for redemption, upon presentation of a proper instrument of transfer together with a request directed to the Trust or a Person designated by the Trust that the Trust purchase such Shares or in accordance with such other procedures for redemption as the Trustees may from time to time authorize; and the Trust will pay therefore the net asset value thereof less any fees or charges, if any, established by the Trustees from time to time, in accordance with the Bylaws and applicable law.  Payment for said Shares shall be made by the Trust to the Shareholder in accordance with the 1940 Act.

The redemption price may in any case or cases be paid wholly or partly in kind of the Trustees determine that such payment is advisable in the interest of the remaining Shareholders of the Series for which the Shares are being redeemed.  Subject to the foregoing, the fair value, selection and quantity of securities or other property so paid or delivered as all or part of the redemption price may be determined by or under authority of the Trustees.  In no case shall the Trust be liable for any delay of any corporation or other Person in transferring securities selected for delivery as all or part of any payment in kind.

Section 4.       Redemptions at the Option of the Trust.  The Trust shall have the right at its option and at any time to redeem Shares of any Shareholder at the net asset value thereof as described in Section 1 of this Article VI for any reason under the terms established by the Trustees from time to time including but not limited to:  (i) if at such time such Shareholder owns Shares of any Series having an aggregate net asset value of less than an amount determined from time to time by the Trustees; (ii) to the extent that such Shareholder owns Shares of a particular Series equal to or in excess of a percentage of the outstanding Shares of that Series determined from time to time by the Trustees; (iii)  the failure of a Shareholder to supply a tax identification number or other identification or if the Trust is unable to verify a Shareholder’s identity; (iv) the failure of a Shareholder to pay when due the purchase price of Shares, (v) when the Trust is requested or compelled to do so by governmental authority; or (vi) the determination by the Trustees or pursuant to policies and procedures adopted by the Trustees that ownership of Shares is not in the best interest of the remaining Shareholders of the Trust or applicable Series or class.

Section 5.       Suspension of the Right of Redemption.  The Trustees may declare a suspension of the right of redemption or postpone the date of payment as permitted under the 1940 Act.  Such suspension shall take effect at such time as the Trustees shall specify but not later than the close of business on the business day next following the declaration of suspension, and thereafter there shall be no right of redemption or payment until the Trustees shall declare the suspension at an end.  In the case of a suspension of the right of redemption, a Shareholder may either withdraw his request for redemption or receive payment based on the Net Asset Value per Share next determined after the termination of the suspension.  In the event that any Series is divided into classes, the provisions of this Section 5, to the extent applicable as determined in the discretion of the Trustees and consistent with the 1940 Act, may be equally applied to each such class.

Section 6.       Redemption of Shares in Order to Qualify as Regulated Investment Company.  If the Trustees shall, at any time and in good faith, be of the opinion that direct or indirect ownership of Shares of any Series has or may become concentrated in any Person to an extent which would disqualify any Series as a regulated investment company under the Internal Revenue Code, then the Trustees shall have the power (but not the obligation) by lot or other means deemed equitable by them (i) to call for redemption by any such Person of a number, or principal amount, of Shares sufficient to maintain or bring the direct or indirect ownership of Shares into conformity with the requirements for such qualification and (ii) to refuse to transfer or issue Shares to any Person whose acquisition of Shares in question would result in such disqualification.  The redemption shall be effected at the redemption price and in the manner provided in this Article VI.

The holders of Shares shall upon demand disclose to the Trustees in writing such information with respect to direct and indirect ownership of Shares as the Trustees deem necessary to comply with the requirements of any taxing authority.

ARTICLE VII:    Compensation and Limitation of Liability of Trustees

Section 1.      Compensation.  The Trustees as such shall be entitled to reasonable compensation from the Trust, and the Trustees may fix the amount of such compensation.  Nothing herein shall in any way prevent the employment of any Trustee for advisory, management, legal, accounting, investment banking or other services and payment for the same by the Trust.

Section 2.       Limitation of Liability.  The Trustees shall be entitled to the protection against personal liability for the obligations of the Trust under Section 3803(b) of the Delaware Act.  No Trustee shall be liable to the Trust, its Shareholders, or to any Trustee, officer, employee, or agent thereof for any action or failure to act (including, without limitation, the failure to compel in any way any former or acting Trustee to redress any breach of trust) except for his own bad faith, willful misconduct, gross negligence or reckless disregard of his duties.  The Trustees shall not be responsible or liable in any event for any neglect or wrongdoing of any officer, agent, employee, manager, adviser, sub-adviser or Principal Underwriter of the Trust.

The officers, employees, and agents of the Trust shall be entitled to the protection against personal liability for the obligations of the Trust under Section 3803(c) of the Delaware Act.  No officer, employee, or agent of the Trust shall be liable to the Trust, its Shareholders, or to any Trustee, officer, employee, or agent thereof for any action or failure to act (including, without limitation, the failure to compel in any way any former or acting Trustee to redress any breach of trust) except for his own bad faith, willful misconduct, gross negligence or reckless disregard of his duties.

Section 3.                        Fiduciary Duty.

        (a)  To the extent that, at law or in equity, a Trustee, officer, employee of the Trust (each a “Fiduciary Covered Person”) has duties (including fiduciary duties) and liabilities relating thereto to the Trust, the Shareholders or to any other Person, a Fiduciary Covered Person acting under this Declaration of Trust shall not be liable to the Trust, the Shareholders or to any other Person for its good faith reliance on the provisions of this Declaration of Trust.  The provisions of this Declaration of Trust, to the extent that they restrict or eliminate the duties and liabilities of Fiduciary Covered Persons otherwise existing under state law or in equity, are agreed by the parties hereto to replace such other duties and liabilities of such Fiduciary Covered Persons.

        (b)  Unless otherwise expressly provided herein:

(i)       whenever a conflict of interest exists or arises between any Fiduciary Covered Person or any of its Affiliates, on the one hand, and the Trust or any Shareholders or any other Person, on the other hand; or

(ii)      whenever this Declaration of Trust or any other agreement contemplated herein or therein provides that a Fiduciary Covered Person shall act in a manner that is, or provides terms that are, fair and reasonable to the Trust, any Shareholders or any other Person, a Fiduciary Covered Person shall resolve such conflict of interest, take such action or provide such terms, considering in each case the relative interest of each party (including its own interest) to such conflict, agreement, transaction or situation and the benefits and burdens relating to such interests, any customary or accepted industry practices, and any applicable generally accepted accounting practices or principles.  In the absence of bad faith by a Fiduciary Covered Person, the resolution, action or terms so made, taken or provided by a Fiduciary Covered Person shall not constitute a breach of this Declaration of Trust or any other agreement contemplated herein or of any duty or obligation of a Fiduciary Covered Person at law or in equity or otherwise.

        (c)  Notwithstanding any other provision of this Declaration of Trust or otherwise applicable law, whenever in this Declaration of Trust Fiduciary Covered Persons are permitted or required to make a decision (i) in their “discretion” or under a grant of similar authority, the Fiduciary Covered Persons shall be entitled to consider such interests and factors as they desire, including their own interests, and, to the fullest extent permitted by applicable law, shall have no duty or obligation to give any consideration to any interest of or factors affecting the Trust, the Shareholders or any other Person; or (ii) in its “good faith” or under another express standard, the Fiduciary Covered Persons shall act under such express standard and shall not be subject to any other or different standard.

        (d)  Any Fiduciary Covered Person and any Affiliate of any Fiduciary Covered Person may engage in or possess an interest in other profit-seeking or business ventures of any nature or description, independently or with others, whether or not such ventures are competitive with the Trust and the doctrine of corporate opportunity, or any analogous doctrine, shall not apply to any Fiduciary Covered Person.  No Fiduciary Covered Person who acquires knowledge of a potential transaction, agreement, arrangement or other matter that may be an opportunity for the Trust shall have any duty to communicate or offer such opportunity to the Trust, and such Fiduciary Covered Person shall not be liable to the Trust or to the Shareholders for breach of any fiduciary or other duty by reason of the fact that such Fiduciary Covered Person pursues or acquires for, or directs such opportunity to another Person or does not communicate such opportunity or information to the Trust.  Neither the Trust nor any Shareholders shall have any rights or obligations by virtue of this Trust Instrument or the trust relationship created hereby in or to such independent ventures or the income or profits or losses derived therefrom, and the pursuit of such ventures, even if competitive with the activities of the Trust, shall not be deemed wrongful or improper.  Any Fiduciary Covered Person may engage or be interested in any financial or other transaction with the Trust, the Shareholders or any Affiliate of the Trust or the Shareholders.

Section 4.        Indemnification.  The Trust shall indemnify each of its Trustees and officers and persons who serve at the Trust’s request as directors, officers or trustees of another organization in which the Trust has any interest as a shareholder, creditor, or otherwise, and may indemnify any trustee, director or officer of a predecessor organization (each an “Indemnified Person”), against all liabilities and expenses (including amounts paid in satisfaction of judgments, in compromise, as fines and penalties, and expenses including reasonable accountants’ and counsel fees) reasonably incurred in connection with the defense or disposition of any action, suit or other proceeding of any kind and nature whatsoever, whether brought in the right of the Trust or otherwise, and whether of a civil, criminal or administrative nature, before any court or administrative or legislative body, including any appeal therefrom, in which he or she may be involved as a party, potential party, non-party witness or otherwise or with which he may be threatened, while as an Indemnified Person or thereafter, by reason of being or having been such an Indemnified Person, except that no Indemnified Person shall be indemnified against any liability to the Trust or its Shareholders to which such Indemnified Person would otherwise be subject by reason of bad faith, willful misconduct, or gross negligence of his duties involved in the conduct of such Indemnified Person’s office (such willful misconduct, bad faith or gross negligence being referred to herein as “Disabling Conduct”).  Expenses, including accountants’ and counsel fees so incurred by any such Indemnified Person (but excluding amounts paid in satisfaction of judgments, in compromise or as fines or penalties), may be paid from time to time by the Trust or a Series in advance of the final disposition of any such action, suit or proceeding upon receipt of an undertaking by or on behalf of such Indemnified Person to repay amounts so paid to the Trust if it is ultimately determined that indemnification of such expenses is not authorized under this Article VII and either (i) such Indemnified Person provides security for such undertaking, (ii) the Trust is insured against losses arising by reason of such payment, or (iii) a majority of a quorum of disinterested, non-party Trustees, or independent legal counsel in a written opinion, determines, based on a review of readily available facts, that there is reason to believe that such Indemnified Person ultimately will be found entitled to indemnification.

Section 5.      Indemnification Determinations.  Indemnification of an Indemnified Person pursuant to Section 4 shall be made if (a) the court or body before whom the proceeding is brought determines, in a final decision on the merits, that such Indemnified Person was not liable by reason of Disabling Conduct or (b) in the absence of such a determination, a majority of a quorum of disinterested, non-party Trustees or independent legal counsel in a written opinion make a reasonable determination, based upon a review of the facts, that such Indemnified Person was not liable by reason of Disabling Conduct.

Section 6.       Indemnification Not Exclusive.  The right of indemnification provided by this Article VIII shall not be exclusive of or affect any other rights to which any such Indemnified Person may be entitled.  As used in this Article VIII, “Indemnified Person” shall include such person’s heirs, executors and administrators, and a “disinterested, non-party Trustee” is a Trustee who is neither an Interested Person of the Trust nor a party to the proceeding in question.

Section 7.       Reliance on Experts, Etc.  Each Trustee, officer or employee of the Trust shall, in the performance of his duties, be fully and completely justified and protected with regard to any act or any failure to act resulting from reliance in good faith upon the books of account or other records of the Trust, upon an opinion of counsel, or upon reports made to the Trust by any of its officers or employees or by any manager, adviser, administrator, accountant, appraiser or other expert or consultant selected with reasonable care by the Trustees, officers or employees of the Trust, regardless of whether such counsel or expert may also be a Trustee.  The Trustees may take advice of counsel or other experts with respect to the meaning and operation of this Declaration of Trust, and shall be under no liability for any act or omission in accordance with such advice nor for failing to follow such advice.

Section 8.       No Bond Required of Trustees.  No Trustee shall, as such, be obligated to give any bond or surety or other security for the performance of any of his or her duties hereunder.

ARTICLE VIII:   Miscellaneous

Section 1.       Liability of Third Persons Dealing with Trustees.  No Person dealing with the Trustees shall be bound to make any inquiry concerning the validity of any transaction made or to be made by the Trustees or to see to the application of any payments made or property transferred to the Trust or upon its order.

Section 2.        Dissolution and Termination of Trust, Series or Class.

(a)  Unless terminated as provided herein, the Trust shall continue without limitation of time.  The Trust may be dissolved at any time by the Trustees by written notice to the Shareholders. Any Series of Shares may be dissolved at any time by the Trustees by written notice to the Shareholders of such Series. Any class of any Series of Shares may be terminated at any time by the Trustees by written notice to the Shareholders of such class. Any action to dissolve the Trust shall be deemed also to be an action to dissolve each Series and each class thereof and any action to dissolve a Series shall be deemed also to be an action to terminate each class thereof.

(b)  Upon the requisite action by the Trustees to dissolve the Trust or any one or more Series, after paying or otherwise providing for all charges, taxes, expenses and liabilities, whether due or accrued or anticipated, of the Trust or of the particular Series as may be determined by the Trustees, the Trust shall in accordance with such procedures as the Trustees consider appropriate reduce the remaining assets of the Trust or of the affected Series to distributable form in cash or Shares (if the Trust has not dissolved) or other securities, or any combination thereof, and distribute the proceeds to the Shareholders of the Trust or Series involved, ratably according to the number of Shares of the Trust or such Series held by the several Shareholders of such Series on the date of distribution unless otherwise determined by the Trustees or otherwise provided by this Trust Instrument. Thereupon, any affected Series shall terminate and the Trustees and the Trust shall be discharged of any and all further liabilities and duties relating thereto or arising therefrom, and the right, title and interest of all parties with respect to such Series shall be canceled and discharged. Upon the requisite action by the Trustees to terminate any class of any Series of Shares, the Trustees may, to the extent they deem it appropriate, follow the procedures set forth in this Section 2 with respect to such class that are specified in connection with the dissolution and winding up of the Trust or any Series of Shares. Alternatively, in connection with the termination of any class of any Series of Shares, the Trustees may treat such termination as a redemption of the Shareholders of such class effected pursuant to Section 3 of ArticleVI of this Declaration of Trust provided that the costs relating to the termination of such class shall be included in the determination of the Net Asset Value of the Shares of such class for purposes of determining the redemption price to be paid to the Shareholders of such class (to the extent not otherwise included in such determination).

(c)  Following completion of winding up of the Trust’s business, the Trustees shall cause a certificate of cancellation of the Trust’s Certificate of Trust to be filed in accordance with the Delaware Act, which certificate of cancellation may be signed by any one Trustee. Upon termination of the Trust, the Trustees, subject to Section 3808 of the Delaware Act, shall be discharged of any and all further liabilities and duties relating thereto or arising therefrom, and the right, title and interest of all parties with respect to the Trust shall be canceled and discharged.

Section 3.       Merger, Consolidation and Sale of Assets.

(a)  Notwithstanding anything else herein, the Trustees may, without Shareholder approval unless such approval is required by the 1940 Act, (i) cause the Trust to convert into or merge, reorganize or consolidate with or into one or more trusts, partnerships, limited liability companies, associations, corporations or other business entities (or a series of any of the foregoing to the extent permitted by law) (including trusts, partnerships, limited liability companies, associations, corporations or other business entities created by the Trustees to accomplish such conversion, merger or consolidation) so long as the surviving or resulting entity is an open-end management investment company under the 1940 Act, or is a series thereof to the extent permitted by law, and that, in the case of any trust, partnership, limited liability company, association, corporation or other business entity created by the Trustees to accomplish such conversion, merger or consolidation, may succeed to or assume the Trust’s registration under the 1940 Act and that, in any case, is formed, organized or existing under the laws of the United States or of a state, commonwealth, possession or colony of the United States, (ii) cause the Shares to be exchanged under or pursuant to any state or federal statute to the extent permitted by law, (iii) cause the Trust to incorporate under the laws of a state, commonwealth, possession or colony of the United States, (iv) sell or convey all or substantially all of the assets of the Trust or any Series or class to another Series or class of the Trust or to another trust, partnership, limited liability company, association, corporation or other business entity (or a series of any of the foregoing to the extent permitted by law) (including a trust, partnership, limited liability company, association, corporation or other business entity created by the Trustees to accomplish such sale and conveyance), organized under the laws of the United States or of any state, commonwealth, possession or colony of the United States so long as such trust, partnership, limited liability company, association, corporation or other business entity is an open-end management investment company under the 1940 Act and, in the case of any trust, partnership, limited liability company, association, corporation or other business entity created by the Trustees to accomplish such sale and conveyance, may succeed to or assume the Trust’s registration under the 1940 Act, for adequate consideration as determined by the Trustees which may include the assumption of all outstanding obligations, taxes and other liabilities, accrued or contingent of the Trust or any affected Series or Class, and which may include Shares of such other Series or class of the Trust or shares of beneficial interest, stock or other ownership interest of such trust, partnership, limited liability company, association, corporation or other business entity (or series thereof) or (v) at any time sell or convert into money all or any part of the assets of the Trust or any Series or class thereof.  Any agreement of merger, reorganization, consolidation, exchange or conversion or certificate of merger, certificate of conversion or other applicable certificate may be signed by a majority of the Trustees or an authorized officer of the Trust and facsimile signatures conveyed by electronic or telecommunication means shall be valid.

(b)  Pursuant to and in accordance with the provisions of Section 3815(f) of the Delaware Act, and notwithstanding anything to the contrary contained in this Declaration of Trust, an agreement of merger or consolidation approved by the Trustees in accordance with this Section 3 may effect any amendment to the Declaration of Trust or effect the adoption of a new trust instrument of the Trust or change the name of the Trust if the Trust is the surviving or resulting entity in the merger or consolidation.

(c)  Notwithstanding anything else herein, the Trustees may, without Shareholder approval unless such approval is required by the 1940 Act, create one or more statutory or business trusts to which all or any part of the assets, liabilities, profits or losses of the Trust or any Series or class thereof may be transferred and may provide for the conversion of Shares in the Trust or any Series or class thereof into beneficial interests in any such newly created trust or trusts or any series or classes thereof.

(d)  Notwithstanding anything else herein, the Trustees may, without Shareholder approval, invest all or a portion of the Trust Property of any Series, or dispose of all or a portion of the Trust Property of any Series, and invest the proceeds of such disposition in interests issued by one or more other investment companies registered under the 1940 Act. Any such other investment company may (but need not) be a trust (formed under the laws of the State of Delaware or any other state or jurisdiction) (or subtrust thereof) which is classified as a partnership for federal income tax purposes. Notwithstanding anything else herein, the Trustees may, without Shareholder approval unless such approval is required by the 1940 Act, cause a Series that is organized in the master/feeder fund structure to withdraw or redeem its Trust Property from the master fund and cause such series to invest its Trust Property directly in securities and other financial instruments or in another master fund.

Section 4.       Amendments.  The Board of Trustees shall have the power to amend this Declaration of Trust, at any time and from time to time, in such manner as the Board of Trustees may determine in its sole discretion, without the need for Shareholder action, so as to add to, delete, replace or otherwise modify any provisions relating to the Shares contained in this Declaration of Trust, provided that before adopting any such amendment without Shareholder approval the Board of Trustees shall determine that  it is consistent with the fair and equitable treatment of all Shareholders or that Shareholder approval is not otherwise required by the 1940 Act.  If Shares have been issued, Shareholder approval shall be required to adopt any amendments to this Declaration of Trust which would adversely affect to a material degree the voting rights and liquidation preferences of the Shares of any Series (or class).

Subject to the foregoing Paragraph, the Board of Trustees may amend the Declaration of Trust to amend any of the provisions set forth in paragraphs (a) through (i) of Section 6 of this Article III.

Section 5.       Filing of Copies, References, Headings.  The original or a copy of this instrument and of each restatement and/or amendment hereto shall be kept at the office if the Trust where it may be inspected by any Shareholder.  Anyone dealing with the Trust may rely on a certificate by an officer of the Trust as to whether or not any such restatements and/or amendments have been made and as to any matters in connection with the Trust hereunder; and, with the same effect as if it were the original, may rely on a copy certified by an officer of the Trust to be a copy of this instrument or of any such restatements and/or amendments.  In this instrument and in any such restatements and/or amendment, references to this instrument and all expressions like “herein”, “hereof” and “hereunder”, shall be deemed to refer to this instrument as amended or affected by any such restatements and/or amendment.  Headings are placed herein for convenience of reference only and shall not be taken as a part hereof or control or affect the meaning, constructions or effect of this instrument.  Whenever the singular number is used herein, the same shall include the plural; and the neuter, masculine and feminine genders shall include each other, as applicable.  This instrument may be executed in any number of counterparts each of which shall be deemed an original.

Section 6.       Applicable Law.   The trust set forth in this instrument is made in the State of Delaware, and the Trust and this Declaration of Trust, and the rights and obligations of the Trustees and Shareholders hereunder, are to be governed by and construed and administered according to the Delaware Act and the laws of said State; provided, however, that there shall not be applicable to the Trust, the Trustees or this Trust Instrument (a) the provisions of Sections 3540 and 3561 of Title 12 of the Delaware Code or (b) any provisions of the laws (statutory or common) of the State of Delaware (other than the Delaware Act) pertaining to trusts which relate to or regulate: (i) the filing with any court or governmental body or agency of trustee accounts or schedules of trustee fees and charges, (ii) affirmative requirements to post bonds for trustees, officers, agents or employees of a trust, (iii) the necessity for obtaining court or other governmental approval concerning the acquisition, holding or disposition of real or personal property, (iv) fees or other sums payable to trustees, officers, agents or employees of a trust, (v) the allocation of receipts and expenditures to income or principal, (vi) restrictions or limitations on the permissible nature, amount or concentration of trust investments or requirements relating to the titling, storage or other manner of holding of trust assets, or (vii) the establishment of fiduciary or other standards or responsibilities or limitations on the acts or powers of trustees, which are inconsistent with the limitations or liabilities or authorities and powers of the Trustees set forth or referenced in this Declaration.  The Trust shall be of the type commonly called a “statutory trust”, and without limiting the provisions hereof, the Trust may exercise all powers which are ordinarily exercised by such a trust under Delaware law.  The Trust specifically reserves the right to exercise any of the powers or privileges afforded to trusts or actions that may be engaged in by trusts under the Act, and the absence of a specific reference herein to any such power, privilege or action shall not imply that the Trust may not exercise such power or privilege or take such actions.

Section 7.        Provisions in Conflict with Law or Regulations.

(a)  The provisions of the Declaration of Trust are severable, and if the Trustees shall determine, with the advice of counsel, that any such provisions is in conflict with the 1940 Act, the regulated investment company provisions of the Internal Revenue Code or with other applicable laws and regulations, the conflicting provision shall be deemed never to have constituted a part of the Declaration of Trust; provided however, that such determination shall not affect any of the remaining provisions of the declaration of Trust or render invalid or improper any action taken or omitted prior to such determination.

(b)  If any provision of the Declaration of Trust shall be held invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall attach only to such provision in such jurisdiction and not in any manner affect such provision in any other jurisdiction or any other provision of the Declaration of Trust in any jurisdiction.

Section 8.       Trust Not a Partnership.  It is hereby expressly declared that a trust and not a partnership is created hereby.  No Trustee hereunder shall have any power to bind personally either the Trust officers or any Shareholder.  All Persons extending credit to, contracting with or having any claim against the Trust or the Trustees shall look only to the assets of the appropriate Series or (if the Trustees shall have yet to have established Series) of the Trust for payment under such credit, contract or claim; and neither the Shareholders nor the Trustees, nor any of their agents, whether past, present or future, shall be personally liable therefor.  Nothing in this Trust Instrument shall protect a Trustee against any liability to which the Trustee would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of the office of Trustee hereunder.

Section 9.       Delivery by Electronic Transmission or Otherwise.  Notwithstanding any provision in this Declaration of Trust to the contrary, any notice, proxy, vote, consent, instrument or writing of any kind referenced in, or contemplated by, this Declaration of Trust or the Bylaws may, in the sole discretion of the Trustees, be given, granted or otherwise delivered by electronic transmission (within the meaning of the Delaware Act), including via the internet, or in any other manner permitted by applicable law.

IN WITNESS WHEREOF, the Trustees named below do hereby make and enter into this Declaration of Trust as of the 4th day of May, 2011.

/s/ Roel C. Campos
Roel C. Campos

/s/ Robert J. Kern
Robert J. Kern

/s/ David A. Massart
David A. Massart

/s/ Leonard M. Rush
Leonard M. Rush

/s/ David M. Swanson
David M. Swanson

THE PRINCIPAL PLACE OF BUSINESS OF THE TRUST IS

Managed Portfolio Series
c/o U.S. Bancorp Fund Services, LLC
615 East Michigan Street
Milwaukee, Wisconsin 53202